Exhibit 5

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

February 28, 2023

The New York Times Company

620 Eighth Avenue

New York, NY 10018

Re:    The New York Times Company’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for The New York Times Company, a New York corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the offer and sale pursuant to Rule 415 under the Act from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of the Company’s Class A common stock, par value $0.10 per share (“Class A Common Stock”); (ii) shares of one or more series of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iii) one or more series of the Company’s debt securities (“Debt Securities”); (iv) warrants to purchase shares of Class A Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) or securities of third parties or other rights or any combination thereof (“Warrants”); (v) depositary shares representing an interest in Preferred Stock (“Depositary Shares”); (vi) stock purchase contracts to purchase shares of Class A Common Stock or Preferred Stock (“Stock Purchase Contracts”); (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase shares of Class A Common Stock or Preferred Stock under the Stock Purchase Contracts (“Stock Purchase Units”); and (viii) units comprised of one or more of the above mentioned Securities (“Units”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and By-laws of the Company (the “By-laws”), each as amended to date, (ii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, (iii) the form of Indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Debt Securities are to be issued from time to time (the “Indenture”), and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including Securities to be issued upon the conversion, exchange or exercise of, or underlying, other Securities and the due reservation of any shares of Class A Common Stock or Preferred Stock for issuance upon conversion, exchange or exercise of, or underlying, any other Securities), we are of the opinion that:

1.

With respect to Class A Common Stock, when the shares of Class A Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

2.

With respect to Preferred Stock, when (a) if applicable, the Preferred Stock to be issued has been fixed in the Certificate of Incorporation by the Board by appropriate corporate action and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

With respect to Debt Securities to be issued under the Indenture, when (a) the terms of the Debt Securities have been established in accordance with the Indenture, (b) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee and (c) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

4.

With respect to Class A Common Stock or Preferred Stock to be issued upon conversion of the Debt Securities or Preferred Stock, when (a) if applicable, the Preferred Stock to be issued has been fixed in the Certificate of Incorporation by the Board by appropriate corporate action and (b) such Class A Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Class A Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

5.

With respect to Depositary Shares, when (a) a depositary agreement relating to the Depositary Shares (the “Depositary Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the underlying Preferred Stock for the Depositary Shares has been fixed in the Certificate of Incorporation by the Board by appropriate corporate action, (c) the Depositary Shares have been issued and delivered in accordance with the Depositary Agreement and (d) the depositary receipts evidencing the Depositary Shares have been duly issued and delivered by appropriate corporate action and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be validly issued and entitle the holders thereof to the rights specified in the Depositary Agreement and in the applicable depositary receipts.

6.

With respect to Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

7.

With respect to Stock Purchase Contracts, when (a) a purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the Preferred Stock relating to such Stock Purchase Contracts, if any, has been fixed in the Certificate of Incorporation by the Board by appropriate corporate action and (c) the Stock Purchase Contracts have been authorized, executed, and delivered by the Company and each other party thereto in accordance with the Stock Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Stock Purchase Contracts will be legal, valid and binding obligations of the Company.

8.

With respect to Stock Purchase Units, when (a) a purchase unit agreement relating to the Stock Purchase Units (the “Stock Purchase Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the terms of the Stock Purchase Units have been established in accordance with the terms of the Stock Purchase Unit Agreement, (c) the terms of any collateral or security arrangements relating to such Stock Purchase Units have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Stock Purchase Units have been executed and delivered in accordance with the Stock Purchase Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Stock Purchase Units will be legal, valid and binding obligations of the Company.

9.

With respect to Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each other party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

The opinions set forth in paragraphs 3 and 6 through 9 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon. We express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

We render the foregoing opinion as members of the bar of the State of New York and express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP